$85,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                 January 5, 1996

                                      among

                        CADMUS COMMUNICATIONS CORPORATION

                            The Banks Listed Herein,

                         WACHOVIA BANK OF GEORGIA, N.A.,
                                    as Agent,

                     FIRST UNION NATIONAL BANK OF VIRGINIA,

                                   as Co-Agent

                                       and

                               NATIONSBANK, N.A.,

                                   as Co-Agent

                                TABLE OF CONTENTS

                             ARTICLE I - DEFINITIONS

SECTION 1.01.  Definitions................................................1

SECTION 1.02.  Accounting Terms and Determinations.......................12

SECTION 1.03.  Use of Defined Terms......................................12

SECTION 1.04.  Terminology...............................................12

SECTION 1.05.  References................................................12

                            ARTICLE II - THE CREDITS

SECTION 2.01.  Commitments to Make Syndicated Loans......................13

SECTION 2.02.  Method of Borrowing Syndicated Loans......................13

SECTION 2.03.  Money Market Loans........................................15

SECTION 2.04.  Notes.....................................................18

SECTION 2.05.  Maturity of Loans.........................................18

SECTION 2.06.  Interest Rates............................................18

SECTION 2.07.  Fees......................................................20

SECTION 2.08.  Optional Termination or Reduction of Commitments..........21

SECTION 2.09.  Mandatory Reduction and Termination of Commitments........22

SECTION 2.10.  Optional Prepayments......................................22

SECTION 2.11.  Mandatory Prepayments.....................................22

SECTION 2.12.  General Provisions as to Payments.........................22

SECTION 2.13.  Computation of Interest and Fees..........................23

                                 ARTICLE III-CONDITIONS TO BORROWINGS

SECTION 3.01.  Conditions to Closing.....................................24

SECTION 3.02.  Conditions to All Borrowings............................25

                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power...........................26

SECTION 4.02.  Corporate and Governmental Authorization;
               No Contravention........................................26

SECTION 4.03.  Binding Effect..........................................26

SECTION 4.04.  Financial Information...................................26

SECTION 4.05.  Litigation..............................................26

SECTION 4.06.  Compliance with ERISA...................................27

SECTION 4.07.  Taxes...................................................27

SECTION 4.08.  Subsidiaries............................................27

SECTION 4.09.  Not an Investment Company...............................27

SECTION 4.10  Public Utility Holding Company Act.......................27

SECTION 4.11.  Ownership of Property; Liens............................27

SECTION 4.12.  No Default..............................................27

SECTION 4.13.  Full Disclosure.........................................27

SECTION 4.14.  Environmental  Matters..................................28

SECTION 4.15.  Compliance with Laws....................................28

SECTION 4.16.  Capital Stock...........................................28

SECTION 4.17.  Margin Stock............................................28

SECTION 4.18.  Insolvency..............................................29

SECTION 4.19.  Existing Facilities.....................................29

                              ARTICLE V - COVENANTS

SECTION 5.01.  Information.............................................29

SECTION 5.02.  Inspection of Property, Books and Records...............30

SECTION 5.03.  Ratio of Consolidated Funded Debt to
               Consolidated Total Capital......................31

SECTION 5.04.  Minimum Consolidated Net Worth..................31

SECTION 5.05.  Fixed Charges Coverage..........................31

SECTION 5.06.  Loans or Advances...............................31

SECTION 5.07.  Investments.....................................31

SECTION 5.08.  Negative Pledge.................................32

SECTION 5.09.  Maintenance of Existence........................33

SECTION 5.10.  Dissolution.....................................33

SECTION 5.11.  Consolidations, Mergers and Sales of Assets.....33

SECTION 5.12.  Use of Proceeds.................................33

SECTION 5.13.  Compliance with Laws; Payment of Taxes..........33

SECTION 5.14.  Insurance.......................................34

SECTION 5.15.  Change in Fiscal Year...........................34

SECTION 5.16.  Maintenance of Property.........................34

SECTION 5.17.  Environmental Notices...........................34

SECTION 5.18.  Environmental Matters...........................34

SECTION 5.19.  Environmental Release...........................34

SECTION 5.20.  Transactions with Affiliates....................34

SECTION 5.21.  Significant Subsidiaries........................34

                              ARTICLE VI - DEFAULTS

SECTION 6.01.  Events of Default...............................35
SECTION 6.02.  Notice of Default...............................37

                            ARTICLE VII - THE AGENT

SECTION 7.01.  Appointment, Powers and Immunities.........38

SECTION 7.02.  Reliance by Agent..........................38

SECTION 7.03.  Defaults...................................38

SECTION 7.04.  Rights of Agent and its Affiliates
               as a Bank..................................39

SECTION 7.05.  Indemnification............................39

SECTION 7.06.  CONSEQUENTIAL DAMAGES......................39

SECTION 7.07.  Payee of Note Treated as Owner.............40

SECTION 7.08.  Non-Reliance on Agent and Other Banks......40

SECTION 7.09.  Failure to Act.............................40

SECTION 7.10.  Resignation or Removal of Agent............40

SECTION 7.11.  Execution of Intercreditor Agreement.......41

              ARTICLE VIII - CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01.  Basis for Determining Interest Rate
               Inadequate or Unfair.......................41

SECTION 8.02.  Illegality.................................41

SECTION 8.03.  Increased Cost and Reduced Return..........42

SECTION 8.04.  Base Rate Loans Substituted for
               Fixed Rate Loans...........................43

SECTION 8.05.  Compensation...............................43

                           ARTICLE IX - MISCELLANEOUS

SECTION 9.01.  Notices....................................44

SECTION 9.02.  No Waivers.................................44

SECTION 9.03.  Expenses; Documentary Taxes;
               Indemnification............................44

SECTION 9.04.  Setoffs; Sharing of Set-Offs...............45

SECTION 9.05.  Amendments and Waivers.....................46

SECTION 9.06.  Margin Stock Collateral..................46

SECTION 9.07.  Successors and Assigns...................46

SECTION 9.08.  Confidentiality..........................48

SECTION 9.09.  Representation by Banks..................48

SECTION 9.10.  Obligations Several......................48

SECTION 9.11.  Survival of Certain Obligations..........49

SECTION 9.12.  Georgia Law..............................49

SECTION 9.13.  Severability.............................49

SECTION 9.14.  Interest.................................49

SECTION 9.15.  Interpretation...........................49

SECTION 9.16.  Consent to Jurisdiction..................49

SECTION 9.17.  Counterparts.............................50

                             SCHEDULES AND EXHIBITS

SCHEDULE 4.08              Existing Subsidiaries
SCHEDULE 4.14              Environmental Matters
EXHIBIT A                  Form of Syndicated Note
EXHIBIT B                  Form of Money Market Note
EXHIBIT C                  Opinion of Counsel for the Borrower and Guarantors
EXHIBIT D                  Opinion of  Womble Carlyle Sandridge & Rice, PLLC,
                           Special Counsel for the Agent
EXHIBIT E                  Form of Money Market Quote Request
EXHIBIT F                  Form of Money Market Quote
EXHIBIT G                  Form of Closing Certificate of Cadmus Communications
                           Corporation and Certain of its Subsidiaries
EXHIBIT H                  Form of Cadmus Communications Corporation Secretary's
                           Certificate
EXHIBIT I                  Form of Compliance Certificate
EXHIBIT J                  Form of Assignment and Acceptance
EXHIBIT K                  Form of Notice of Borrowing
EXHIBIT L                  Form of Guaranty Agreement
EXHIBIT M                  Intercreditor Agreement

                                CREDIT AGREEMENT

                  AGREEMENT dated as of January 5, 1996 among CADMUS COMMUNICATIONS CORPORATION, the BANKS listed on the signature pages hereof, FIRST UNION NATIONAL BANK OF VIRGINIA, as Co-Agent, NATIONSBANK, N.A., as Co-Agent, and WACHOVIA BANK OF GEORGIA, N.A., as Agent.

                  The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. Definitions. The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                  "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

                  "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or
(iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means Wachovia Bank of Georgia, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

                  "Agent's Letter Agreement" means that certain letter agreement, dated as of October 13, 1995, between the Borrower and the Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and modifications thereto.

                  "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

                  "Applicable Facility Fee Rate" has the meaning set forth in
Section 2.07(a).

                  "Applicable Margin" has the meaning set forth in Section 2.06(a).

                  "Assignee" has the meaning set forth in Section 9.07(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as Exhibit J.

                  "Authority" has the meaning set forth in Section 8.02.

                  "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate.

                  "Borrower" means Cadmus Communications Corporation, a corporation incorporated under the laws of the Commonwealth of Virginia, and its successors and permitted assigns.

                  "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by, in the case of a Syndicated Borrowing, the Banks, or, in the case of a Money Market Borrowing, one or more of the Banks, in each case pursuant to Article II. A Borrowing is a "Syndicated Borrowing" if such Loans are Syndicated Loans or a "Money Market Borrowing" if such Loans are Money Market Loans. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Domestic Borrowing is a "Base Rate Borrowing" if such Domestic Loans are Base Rate Loans.

                  "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

                  "Cash Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income, (ii) taxes on income, (iii) Consolidated Fixed Charges, (iv) Depreciation and Amortization, and (v) other non-cash expenses for such period, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

                  "Change of Law" shall have the meaning set forth in Section 8.02.

                  "Closing Certificate" has the meaning set forth in Section 3.01(e).

                  "Closing Date" means January 5, 1996.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

                  "Compliance Certificate" has the meaning set forth in Section 5.01(c).

                  "Consolidated Fixed Charges" for any period means the sum of
(i) Consolidated Interest Expense for such period, and (ii) all payment obligations of the Borrower and its Consolidated Subsidiaries for such period under all operating leases and rental agreements.

                  "Consolidated Funded Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                  "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

                  "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

                  "Consolidated Net Worth" means, at any time, Stockholders' Equity.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

                  "Consolidated Total Capital" means, at any time, the sum of
(i) Consolidated Net Worth, and (ii) Consolidated Funded Debt, provided, that for purposes of this definition only, in determining Consolidated Funded Debt, clauses (vii), (viii) and (ix) of the definition of Debt contained in this Agreement shall be disregarded.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

                  "Default Rate" means, with respect to any Loan, on any day, the Base Rate for such day.

                  "Depreciation and Amortization" means for any period the sum of all depreciation and amortization expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized or required by law to close.

                  "Domestic Loans" means Base Rate Loans.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.06(c).

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Existing Facilities" means the credit facilities aggregating $25,000,000 available to the Borrower from Crestar Bank, First Union National Bank of Virginia, NationsBank, N.A. and Wachovia

Bank of North Carolina, N.A., pursuant to four separate Credit Agreements, each dated February 14, 1994.

                  "Facility Fee Determination Date" has the meaning set forth in
Section 2.07(a).

                  "Facility Fee Payment Date" means each March 31, June 30, September 30 and December 31.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Agent.

                  "Fiscal Quarter" means any fiscal quarter of the Borrower.

                  "Fiscal Year" means any fiscal year of the Borrower.

                  "Fixed Rate Borrowing" means a Euro-Dollar Borrowing.

                  "Fixed Rate Loans" means Euro-Dollar Loans.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantors" means, collectively, the following: American Graphics, Inc., a Georgia corporation, Cadmus Direct Marketing, Inc., a North Carolina corporation, Cadmus Interactive, Inc., a Georgia corporation, Cadmus Journal Services, Inc., a Virginia corporation, Cadmus Marketing Group, Inc., a Virginia corporation, Cadmus Printing Group, Inc., a Virginia corporation, Cadmus Publishing

Group, Inc., a Virginia corporation, Cadmus Software Services, Inc., a Virginia corporation, Expert Graphics, Inc., a Virginia corporation, Garamond/Pridemark Press, Inc., a Maryland corporation, Marblehead Communications, Inc., a Delaware corporation, The William Byrd Press, Incorporated, a Virginia corporation, Three Score, Inc., a Georgia corporation, Tuff Stuff Publications, Inc., a Virginia corporation and Washburn Graphics, Inc., a North Carolina corporation and each Significant Subsidiary that executes the Guaranty pursuant to Section 5.21.

                  "Guaranty" means the guaranty agreement executed by each of the Guarantors substantially in the form of Exhibit L hereto, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss.6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "Intercreditor Agreements" means the Intercreditor Agreements by and among the applicable Guarantors, the Agent, as agent for the Banks, and the 1993 Senior Noteholders (as defined therein), substantially in the form of Exhibit M hereto, either as originally executed or as they may be from time to time supplemented, modified, amended, renewed or extended.

                  "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding EuroDollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                  (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(3) with respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending 7 to 180 days thereafter, as the Borrower may indicate in the applicable Money Market Quote Request; provided that:

                  (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

                  "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                  "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Syndicated Loan or a Money Market Loan and "Loans" means Syndicated Loans or Money Market Loans, or any or all of them, as the context shall require.

                  "Loan Documents" means this Agreement, the Notes, the Guaranty, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Guaranty or the Loans, as such documents and instruments may be amended or supplemented from time to time.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c).

                  "Margin Stock" means "margin stock" as defined in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of
(a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

                  "Money Market Loan" means a Loan which bears or is to bear interest at a Money Market Rate.

                  "Money Market Notes" means promissory notes of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Money Market Note" means any one of such Money Market Notes.

                  "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03(c).

                  "Money Market Quote Request" has the meaning set forth in
Section 2.03(b).

                  "Money Market Rate" has the meaning set forth in Section 2.03(c)(ii)(C).

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                  "Net Proceeds of Capital Stock" means any and all proceeds (whether cash or non-cash) or other consideration received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock (including, without limitation, the conversion of any Debt into Capital Stock), after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

                  "Note" means a Syndicated Note or a Money Market Note and "Notes" means Syndicated Notes or Money Market Notes, or any or all of them, as the context shall require.

                  "Notice of Borrowing" has the meaning set forth in Section
2.02.

                  "Officer's Certificate" has the meaning set forth in Section 3.01(f).

                  "Participant" has the meaning set forth in Section 9.07(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Acquisition" means the acquisition of shares of capital stock of any Person by the Borrower or any Subsidiary of the Borrower if: (A) immediately after giving effect to such acquisition (i) such Person is a Consolidated Subsidiary; (ii)the Borrower controls such Person directly or indirectly through a Subsidiary; and (iii) no Default shall have occurred and be continuing; (B) the line or lines of business engaged in by such Person are related to the lines of business engaged in by the Borrower and its Subsidiaries on the Closing Date; and (C) is made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired.

                  "Person" means an individual, a corporation, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                  "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

                  "Quotation Date" has the meaning set forth in Section 2.03(b).

                  "Rate Determination Date" has the meaning set forth in Section 2.06(a).

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Reported Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

                  "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the Notes.

                  "Significant Subsidiary" means a Subsidiary that is a member of the Significant Subsidiary Group; and "Significant Subsidiary Group" as at any date means one or more Subsidiaries which account for (or in the case of a recently formed or acquired Subsidiary would so account for on a pro forma basis) at least (A) 70% of Consolidated Total Assets as measured as at the end of the then most recently ended Fiscal Year or (B) 90% of Cash Available for Fixed Charges for either of the two most recently ended Fiscal Years. The determination of the Significant Subsidiary or the Significant Subsidiaries comprising the Significant Subsidiary Group as of any date shall be made on the basis of a group consisting of the smallest number of Subsidiaries necessary to comprise the Significant Subsidiary Group as of such date. On the Closing Date, the Significant Subsidiary Group is comprised of: (i) American Graphics, Inc;
(ii) Cadmus Journal Services, Inc.; (iii) The William Byrd Press, Incorporated; and (iv) Washburn Graphics, Inc.

                  "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                  "Syndicated Loan" means a Domestic Loan or a Euro-Dollar Loan and Syndicated Loans means Domestic Loans or Euro-Dollar Loans, or any or all of them, as the context shall require.

                  "Syndicated Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Syndicated Note" means any one of such Syndicated Notes.

                  "Taxes" has the meaning set forth in Section 2.12(c).

                  "Termination Date" means January 5, 2001.

                  "Total Assets" of any Person means, at any time, the total assets of such Person, as set forth or reflected on the most recent balance sheet of such Person, prepared in accordance with GAAP.

                  "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

                  "Transferee" has the meaning set forth in Section 9.07(d).

                  "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

                  "Wachovia" means Wachovia Bank of Georgia, N.A., a national banking association and its successors.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan
Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in
Section 4.04).

                  SECTION 1.03. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

                  SECTION 1.04. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                  SECTION 1.05. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                   ARTICLE II

                                  THE CREDITS

                  SECTION 2.01. Commitments to Make Syndicated Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Syndicated Loan is made, the aggregate outstanding principal amount of Syndicated Loans by such Bank shall not exceed the amount of its Commitment, provided further that the aggregate principal amount of all Syndicated Loans, together with the aggregate principal amount of all Money Market Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time. Each Euro-Dollar Borrowing under this Section shall be in an aggregate principal amount of $2,500,000 or any larger multiple of $500,000 and each Base Rate Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date.

                  SECTION 2.02. Method of Borrowing Syndicated Loans. (a) The Borrower shall give the Agent notice in the form attached hereto as Exhibit K (a "Notice of Borrowing") prior to 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing, and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii)  the aggregate amount of such Syndicated Borrowing,

                  (iii) whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                  (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Syndicated Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                  (c) Not later than 12:00 P.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in or specified pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Bank will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Syndicated Loan included in such Syndicated Borrowing for purposes of this Agreement.

                  (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived in writing.

                  (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

                  (g) Notwithstanding anything to the contrary contained herein,
(i) there shall not be more than nine (9) different Interest Periods outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous) and (ii) the proceeds of any Base Rate Borrowing shall be applied first to repay the unpaid principal amount of all Base Rate Loans (if any) outstanding immediately before such Base Rate Borrowing.

                  SECTION 2.03. Money Market Loans. (a) In addition to making Syndicated Borrowings, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section, provided that:

                  (i) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time;

                  (ii) the Borrower shall not request the Banks to make offers to make Money Market Loans at any time that the Borrower's ratio of Consolidated Funded Debt to Consolidated Total Capital is greater than or equal to 0.50; and

                  (iii) the Banks shall have no obligation to fund a Money Market Loan in respect of which the Borrower has accepted an offer in a Money Market Quote if on the Quotation Date the Borrower's ratio of Consolidated Funded Debt to Consolidated Total Capital is greater than or equal to 0.50.

                  (b) When the Borrower wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit E hereto (a "Money Market Quote Request") so as to be received no later than 12:00 P.M. (Atlanta, Georgia time) one Domestic Business Day prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), specifying:

                  (i) the proposed date of such Money Market Borrowing, which shall be a Domestic Business Day (the "Quotation Date");

                  (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $2,500,000 (and in larger multiples of $500,000) but shall not cause the limits specified in Section 2.03(a) to be violated; and

                  (iii) the duration of the Interest Period applicable thereto, which shall be 7 to 180 days.

                  The Borrower may request offers to make Money Market Loans for up to three different Interest Periods in a single Money Market Quote Request; provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, the Borrower shall not deliver a Money Market Quote Request more frequently than once every 5 Domestic Business Days.

                  (c) (i) Each Bank may, but shall have no obligation to, submit a Money Market Quote containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the Borrower's request under Section

         2.03(b) specified more than one Interest Period, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Interest Period and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Agent not later than 10:00 A.M. (Atlanta, Georgia time) on the Quotation Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree); provided that any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (Atlanta, Georgia time) on the Quotation Date. Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit F hereto and shall specify:

                           (A) the proposed date of the Money Market Borrowing
                  and the duration of the Interest Period therefor, which shall be 7 to 180 days;

                           (B) the maximum principal amount of the Money Market
                  Loan which the quoting Bank is willing to make for the applicable Interest Period, which principal amount (x) may be greater than or less than the Commitment of the quoting Bank,
                  (y) shall be at least $2,500,000 or a larger multiple of $500,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

                           (C) the rate of interest per annum (rounded, if
                  necessary, to the nearest 1/100th of 1%) (the "Money Market Rate") offered for each such Money Market Loan; and

                           (D)      the identity of the quoting Bank.

         Unless otherwise agreed by the Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the maximum principal amount of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period).

                  (d) The Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:30 A.M. (Atlanta, Georgia time) notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money

Market Quote. The Agent's notice to the Borrower shall specify (A) the maximum aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the maximum principal amount and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

                  (e) Not later than 11:00 A.M. (Atlanta, Georgia time) on the Quotation Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) and the Agent shall promptly notify each Bank that has submitted a Money Market Quote. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part from any Bank shall not be less than the amount set forth in the Money Market Quote of such Bank as the minimum principal amount of the Money Market Loan such Bank was willing to make for the applicable Interest Period); provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                  (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $2,500,000 (and in larger multiples of $500,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

                  (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

                  (iv) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a)).

If offers are made by two or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (in multiples of $100,000) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  (f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 12:00 P.M. (Atlanta, Georgia time) on the Quotation Date, make the amount of such Loan available to the Agent at its address referred to in Section 9.01 in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, in an account of such Borrower maintained with Wachovia.

                  SECTION 2.04. Notes. (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

                  (b) The Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Money Market Note payable to the order of such Bank for the account of its Lending Office.

                  (c) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether, in the case of such Bank's Syndicated Note, such Syndicated Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                  SECTION 2.05. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                  SECTION 2.06.  Interest Rates.   (a)  "Applicable Margin"
shall be determined quarterly based upon the ratio of Consolidated Funded Debt to Consolidated Total Capital (calculated as of the last day of each Fiscal Quarter), as follows:

 Ratio of Consolidated Funded
 Debt to Consolidated Total Capital        Base Rate Loans    Euro-Dollar Loans

 Greater than or equal to 50%                    0%                   .425%

 Greater than or equal to 40%
 but less than 50%                               0%                   .325%

 Greater than or equal to 30%
 but less than 40%                               0%                   .25%

 Less than 30%                                   0%                   .20%


The Applicable Margin shall be determined effective as of the date (herein, the "Rate Determination Date") which is 60 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is 60 days after the last day of the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Rate Determination Date next following the

Closing Date, the Applicable Margin shall be (A) 0% for Base Rate Loans, and (B)
 .25% for Euro-Dollar Loans, (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 105 days after the last day of such final Fiscal Quarter and such Applicable Margin shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Rate Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.01(b) with respect to the Fiscal Quarter most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Margin shall be determined as if the ratio of Consolidated Funded Debt to Consolidated Total Capital was more than 50% at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Syndicated Loan outstanding on such Rate Determination Date.

                  (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Telerate Screen Page 3750, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; and (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 a.m., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  (d) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Rate for such Loan quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for such Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (f) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate; provided, however, that automatically whether or not the Required Banks elect to do so, any overdue principal of and, to the extent permitted by law, overdue interest on any Loan shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  SECTION 2.07. Fees. (a) The Borrower shall pay to the Agent for the ratable account of each Bank a facility fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank's Commitment, times (ii) a per annum percentage equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from and including the Closing Date to and including the Termination Date. Facility fees shall be payable quarterly in arrears on the first Facility Fee Payment Date following each Facility Fee Determination Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid facility fee shall be paid on the date of such termination. The "Applicable Facility

Fee Rate" shall be determined quarterly based upon the ratio of Consolidated Funded Debt to Consolidated Total Capital (calculated as of the last day of each Fiscal Quarter) as follows:

Ratio of Consolidated Funded                         Applicable
Debt to Consolidated Total Capital                   Facility Fee Rate

Greater than or equal to 50%                               .20%

Greater than or equal to 40%
but less than 50%                                         .175%

Greater than or equal to 30%
but less than 40%                                          .15%

Less than 30%                                             .125%


The Applicable Facility Fee Rate shall be determined effective as of the date (herein, the "Facility Fee Determination Date") which is 60 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Facility Fee Rate so determined shall remain effective from such Facility Fee Determination Date until the date which is 60 days after the last day of the Fiscal Quarter in which such Facility Fee Determination Date falls (which latter date shall be a new Facility Fee Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Facility Fee Determination Date next following the Closing Date, the Applicable Facility Fee Rate shall be .15%; (ii) in the case of any Applicable Facility Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Facility Fee Determination Date shall be the date which is 105 days after the last day of such final Fiscal Quarter and such Applicable Facility Fee Rate shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Facility Fee Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.01(b) with respect to the Fiscal Quarter most recently ended prior to such Facility Fee Determination Date, then for the period beginning on such Facility Fee Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Facility Fee Rate shall be determined as if the ratio of Consolidated Funded Debt to Consolidated Total Capital was more than 50% at all times during such period.

                  (b) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

                  SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $1,000,000 or any larger multiple of $500,000, the Commitments. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be payable on the effective date of such termination.

                  SECTION 2.09. Mandatory Reduction and Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  SECTION 2.10. Optional Prepayments. (a) The Borrower may, upon at least 1 Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

                  (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan or any Money Market Loan prior to the last day of an Interest Period applicable thereto.

                  (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  SECTION 2.11. Mandatory Prepayments. On each date on which the Commitments are reduced pursuant to Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied to repay or prepay ratably the Loans of the several Banks; provided that such prepayment shall be applied, first, to Syndicated Loans outstanding on the date of such prepayment (in direct order of maturity) and then, to the extent necessary, to Money Market Loans outstanding on the date of such prepayment (in direct order of maturity).

                  SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01, and any such payment to the Agent in accordance with this Section 2.12 shall satisfy in full the Borrower's obligation to make such payment hereunder and under the Notes. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

                  (b) Whenever any payment of principal of, or interest on, the Domestic Loans or the Money Market Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, (i) taxes imposed on or measured by its net income, (ii) franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof, and (iii) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, promptly after receiving notice thereof, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Loan or fee relating thereto, upon the request of any Bank having a reasonable belief or concern that such Bank may be subject to Taxes, the Borrower shall furnish, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

                  In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

                  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions
(i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                  SECTION 2.13. Computation of Interest and Fees. Interest on Domestic Loans based on the Base Rate shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans and interest on Money Market Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                  ARTICLE III

                            CONDITIONS TO BORROWINGS

         SECTION 3.01. Conditions to Closing. On the Closing Date, the Borrower shall satisfy each of the following conditions:

                  (a) receipt by the Agent from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

                  (b) receipt by the Agent of a duly executed Syndicated Note and a duly executed Money Market Note for the account of each Bank complying with the provisions of Section 2.04;

                  (c) receipt by the Agent of an opinion (together with any opinions of local counsel relied on therein) of Mays & Valentine, counsel for the Borrower and the Guarantors, dated as of the Closing Date, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

                  (d) receipt by the Agent of an opinion of Womble, Carlyle, Sandridge & Rice, PLLC, special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

                  (e) receipt by the Agent of a certificate (the "Closing Certificate"), dated the Closing Date, substantially in the form of Exhibit G hereto, signed by a principal financial officer of the Borrower and the Secretary of each Guarantor, to the effect that (i) no Default has occurred and is continuing on the Closing Date; (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the Closing Date; and (iii) the representations and warranties of the Guarantors contained in the Guaranty are true on and as of the Closing Date;

                  (f) receipt by the Agent of all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower and each Guarantor, the corporate authority for and the validity of this Agreement, the Notes, and the Guaranty and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including without limitation a certificate of incumbency of the Borrower (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower, substantially in the form of Exhibit H hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents to which it is a party, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of incorporation of the Borrower as a corporation organized under the laws of such state, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party;

                  (g) receipt by the Agent of the Guaranty, duly executed by each Guarantor; and

                  (h) evidence satisfactory to the Agent and the Banks in their sole discretion of the termination of the Existing Facilities.

                  SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

                  (a) except as provided in Section 2.02(f), either (i) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 (if such Borrowing is a Syndicated Borrowing), or (ii) compliance with the provisions of Section 2.03 (if such Borrowing is a Money Market Borrowing);

                  (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                  (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing;

                  (d) the fact that the representations and warranties of the Guarantors contained in the Guaranty shall be true on and as of the date of such Borrowing; and

                  (e) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Syndicated Loans of each Bank will not exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments of all of the Banks as of such date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c), (d) and (e)of this Section.

         [Remainder of this page intentionally left blank]

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

                  SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where a failure to be so qualified would not have a Material Adverse Effect and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.04. Financial Information. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Anderson LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended September 30, 1995, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

                  SECTION 4.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could materially impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

                  SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

                  (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                  SECTION 4.07. Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended June 30, 1991.

                  SECTION 4.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where a failure to be so qualified would not have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrower has no Subsidiaries except those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

                  SECTION 4.09. Not an Investment Company. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.10 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.11. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.08.

                  SECTION 4.12. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect.
No Default or Event of Default has occurred and is continuing.

                  SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which could have or cause a Material Adverse Effect.

                  SECTION 4.14. Environmental Matters. (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which is reasonably likely to have a Material Adverse Effect and, except as disclosed on Schedule 4.14, neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed
(i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                  (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as inks, other chemicals used in printing operations, cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

                  (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses, except where a failure to procure an Environmental Authorization or a failure to comply with an Environmental Requirement would not, singly or in the aggregate, have a Material Adverse Effect.

                  SECTION 4.15. Compliance with Laws. The Borrower and each Subsidiary is in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

                  SECTION 4.16. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

                  SECTION 4.17. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

                  SECTION 4.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

                  SECTION 4.19. Existing Facilities. The Borrower and the Guarantors have fully paid and performed any and all indebtedness, liabilities and obligations under the Existing Facilities and the Existing Facilities have been terminated.

                                   ARTICLE V

                                   COVENANTS

                  The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

                  SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

                  (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Arthur Anderson LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

                  (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated and consolidating statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer, the chief accounting officer or the treasurer of the Borrower;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit I (a "Compliance Certificate"), of the chief financial officer, the chief accounting officer or the treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.08, inclusive, and 5.11 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

                  (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                  (h) if and when the Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
         (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (i) promptly after the Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against the Borrower and/or any Subsidiary for $5,000,000 or more in excess of amounts covered in full by applicable insurance; and

                  (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

                  SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of an Event of Default and at the Borrower's expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

                  SECTION 5.03. Ratio of Consolidated Funded Debt to Consolidated Total Capital. The ratio of Consolidated Funded Debt to Consolidated Total Capital will not at any time during the period commencing on the Closing Date and continuing until the Termination Date, exceed 0.55 to 1.00.

                  SECTION 5.04. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than $93,000,000 plus the sum of: (i) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly, and (ii) 50% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after June 30, 1995 (taken as one accounting period), calculated quarterly but excluding from such calculations of Reported Net Income for purposes of this clause (ii) any quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative.

                  SECTION 5.05. Fixed Charges Coverage. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 1995, the ratio of Cash Available for Fixed Charges for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters to Consolidated Fixed Charges for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters, shall not be less than 3.25 to 1.00.

                  SECTION 5.06. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees made in the ordinary course of business and consistently with practices existing on September 30, 1995 in an aggregate outstanding principal amount that does not exceed at any time one percent (1%) of Consolidated Total Assets; (ii) deposits required by government agencies or public utilities; and (iii) loans or advances to Subsidiaries; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii) or (iii) of this Section, no Default shall have occurred and be continuing.

                  SECTION 5.07. Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section
5.06 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose long term certificates of deposit are rated at least A or the equivalent thereof by Standard & Poor's Corporation or A2 or the equivalent thereof by Moody's Investors Service, Inc., (iii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition; (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and AA or the equivalent thereof by Moody's Investors Service, Inc.; (v) Permitted Acquisitions; and/or (vi) Investments not permitted under Sections 5.07(i) through (v) if immediately after giving effect to such Investments not permitted under Sections 5.07(i) through (v), the aggregate amount of all such Investments made pursuant to this Section 5.07 (vi) does not exceed $5,000,000.

                  SECTION 5.08. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $2,000,000;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                  (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) Liens securing Debt owing by any Subsidiary to the Borrower or to a Wholly-Owned Subsidiary;

                  (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                  (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (i) Liens securing taxes, assessments or other similar governmental charges or levies which are not yet due and payable;

                  (j) Liens arising out of any litigation or legal proceeding which are being contested in good faith by appropriate proceedings diligently pursued;

                  (k) Liens of the type described in Section 9.04 hereof (as long as no such Lien in favor of any Person other than one of the Banks extends to deposits in or held by such Bank);

                  (l)  any Lien on Margin Stock; and

                  (m) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Total Assets.

                  SECTION 5.09. Maintenance of Existence. The Borrower shall, and shall cause each Significant Subsidiary to, except as permitted by Section 5.11, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

                  SECTION 5.10. Dissolution. Neither the Borrower nor any of its Significant Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by Section 5.11.

                  SECTION 5.11. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Significant Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Borrower or a Subsidiary may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower or the Subsidiary, as the case may be, is the corporation surviving such merger and
(iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with the Borrower or one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding seven Fiscal Quarters, constituted more than 10% of Consolidated Total Assets at the end of such Fiscal Quarter.

                  SECTION 5.12. Use of Proceeds. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation (other than in connection with an acquisition that constitutes a Permitted Acquisition), (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

                  SECTION 5.13. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Agent, the Borrower shall have set up reserves in accordance with GAAP.

                  SECTION 5.14. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                  SECTION 5.15. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks.

                  SECTION 5.16. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

                  SECTION 5.17. Environmental Notices. The Borrower shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

                  SECTION 5.18. Environmental Matters. The Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as inks, other chemicals used in printing operations, cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

                  SECTION 5.19. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                  SECTION 5.20. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Subsidiary), except as permitted by law and in the ordinary course of business, and pursuant to terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

                  SECTION 5.21 Significant Subsidiaries. The Borrower shall (i) provide the Agent prompt written notice of the creation, formation or acquisition of any Significant Subsidiary which has not previously executed the Guaranty (and of the fact that a Subsidiary which was not previously a Significant Subsidiary and which has not previously executed the Guaranty has become a Significant Subsidiary), and

(ii) as soon as practicable and in any event within thirty (30) days after the creation, formation or acquisition of such Significant Subsidiary cause such Significant Subsidiary to execute the Guaranty in favor of the Agent and the Banks and deliver to the Agent all resolutions, opinions of legal counsel and other documents that the Agent or any Bank may reasonably request relating to the existence of such Significant Subsidiary, the corporate authority for and validity of the Guaranty and any other matters relevant thereto; provided, that, once a Significant Subsidiary executes the Guaranty, if at any time thereafter the Subsidiary is not a Significant Subsidiary, such Subsidiary shall, nevertheless, continue to be obligated under the Guaranty and shall not be released from the Guaranty.

                                   ARTICLE VI

                                    DEFAULTS

                  SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within five Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within five Domestic Business Days after such fee or other amount becomes due; or

                  (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.02(ii), or 5.03, 5.04, 5.05, or 5.09 to 5.12,
         inclusive, or Section 5.21(ii); or

                  (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) for thirty days after the earlier of (i) the first day on which the Borrower has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Agent at the request of any Bank; or

                  (d) any representation, warranty, certification or statement made or deemed made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Notes) in an aggregate principal amount in excess of $5,000,000 when due or within any applicable grace period; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary in an aggregate principal amount in excess of $5,000,000 or the mandatory prepayment or purchase of such Debt by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

                  (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans in a "distressed termination" under Section 4041(c) of ERISA shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

                  (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                  (k) a federal tax lien shall be filed against the Borrower or any Significant Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Significant Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

                  (l) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                  (m) the Guaranty shall cease to be in full force and effect or the occurrence of an Event of Default (as defined in the Guaranty) under the Guaranty;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

                  SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII

                                   THE AGENT

                  SECTION 7.01. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation (other than such obligations that are specifically described herein) towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

                  SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                  SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Loans, whether or not it has received any notice of the occurrence of such non-payment. The Agent shall (subject to Section 9.05) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  SECTION 7.04. Rights of Agent and its Affiliates as a Bank. With respect to any Loan made by Wachovia or an Affiliate of Wachovia, such Affiliate and Wachovia in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of Wachovia (or in Wachovia's case, acting as the Agent), and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such Affiliate of Wachovia or Wachovia in its individual capacity. Such Affiliate and Wachovia may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if they were not an Affiliate of the Agent or the Agent, respectively; and such Affiliate and Wachovia may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and Wachovia) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

                  SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  SECTION 7.06. CONSEQUENTIAL DAMAGES. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  SECTION 7.07. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                  SECTION 7.08. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

                  SECTION 7.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

                  SECTION 7.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent that has been duly appointed by the Required Banks shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                  SECTION 7.11. Execution of Intercreditor Agreement. The Banks hereby authorize the Agent to execute an Intercreditor Agreement relating to each of the Guarantors, each substantially in the form attached hereto as Exhibit M.

                                  ARTICLE VIII

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

                  (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (b) the Required Banks advise the Agent that the London Interbank Offered Rate, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Fixed Rate Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the Fixed Rate Loans specified in such notice shall be suspended. Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of the Fixed Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                  SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                  SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                  (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                  (iii) shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

                  SECTION 8.04. Base Rate Loans Substituted for Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 EuroDollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                  (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 8.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from the Borrower's election.

                  SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

         (a) any payment or prepayment (pursuant to Section 2.10, Section 2.11 or otherwise) of a Fixed Rate Loan or a Money Market Loan on a date other than the last day of an Interest Period for such Fixed Rate Loan or Money Market Loan, as the case may be;

         (b) any failure by the Borrower to prepay a Fixed Rate Loan or a Money Market Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder;

         (c) any failure by the Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing of which such Fixed Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02; or

         (d) any failure by the Borrower to borrow a Money Market Loan (with respect to which the Borrower has accepted a Money Market Quote) on the date for the Money Market Borrowing of which such Money Market Loan is a part specified in the applicable Money Market Quote Request delivered pursuant to Section 2.03;



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



such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                                   ARTICLE IX

                                 MISCELLANEOUS

                  SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective(i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

                  SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.03. Expenses; Documentary Taxes; Indemnification.
(a) The Borrower shall pay(i) all out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Banks and the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including reasonable fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

                  (b) The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

                  (c) The Borrower shall indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

                  SECTION 9.04. Setoffs; Sharing of Set-Offs. (a) The Borrower hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default, and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

                  (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Syndicated Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Syndicated Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Syndicated Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Syndicated Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that(i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness (including, without limitation, Money Market Loans) of the Borrower other than its indebtedness under the Syndicated Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Syndicated Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,(i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder,
(iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any guaranty given to support payment of the Loans.

                  (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

                  SECTION 9.06. Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 9.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                  (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) the change of the principal of the related Loan or Loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) facility fee is payable hereunder from the rate at which the Participant is entitled to receive interest or facility fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any guaranty given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

                  (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit J, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank or an Affiliate of a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $1,000,000), (iii) no interest may be sold by a Bank pursuant to this paragraph
(c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the Borrower's consent shall not be necessary with respect to any assignment made during the existence of an Event of Default, and (iv) a Bank may not have more than two (2)Assignees that are not then Banks at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent,
(C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by the assigning Bank of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement (including, without limitation, the rights of a Bank under Section 2.03) to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

                  (d) Subject to the provisions of Section 9.08, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

                  SECTION 9.08. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08.

                  SECTION 9.09. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

                  SECTION 9.10. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                  SECTION 9.11. Survival of Certain Obligations. Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans.

                  SECTION 9.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

                  SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                  SECTION 9.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

                  SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  SECTION 9.16. Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

                  SECTION 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               [Remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                      CADMUS COMMUNICATIONS CORPORATION

                                      By: ___________________________ (SEAL)
                                      Title: Vice President and Treasurer

                                      Suite 500
                                      6620 West Broad Street
                                      Richmond, Virginia 23230
                                      Attention: Mr. David E. Bosher
                                      Telecopy number:(804) 287-5683
                                      Telephone number: (804) 287-5680

               [Remainder of this page intentionally left blank]

                    WACHOVIA BANK OF GEORGIA, N.A., as Agent

                                            By: /s/ Signature Illegible (SEAL)
                                            Title: Vice President

                                            Lending Office
                                            Wachovia Bank of Georgia, N.A.
                                            191 Peachtree Street, N.E.
                                            Atlanta, Georgia  30303-1757
                                            Attention: Beth Dreiling
                                            Telecopy number:     (404) 332-4005
                                            Telephone number:    (404) 332-4008

               [Remainder of this page intentionally left blank]

COMMITMENTS:

$27,000,000                     WACHOVIA BANK OF NORTH CAROLINA, N.A.,
                                as a Bank

                                By: /s/ Signature Illegible (SEAL)
                                Title: Vice President

                                Lending Office:

                                Wachovia Bank of North Carolina, N.A.
                                301 North Main Street
                                P. O. Box 3099
                                Winston-Salem, N.C. 27150
                                Attention: Haywood Edmundson, V
                                Telecopy number:           (910) 732-6935
                                Telephone number:          (910) 732-7614

               [Remainder of this page intentionally left blank]

$24,500,000                    FIRST UNION NATIONAL BANK OF VIRGINIA,
                               as Co-Agent and as a Bank

                               By: /s/ Signature Illegible (SEAL)
                               Title: Vice President

                               Lending Office

                               First Union National Bank of Virginia
                               One James Center
                               901 East Cary Street
                               Richmond, Virginia 23219
                               Attention: Lowndes Burke
                               Telecopy number:        (804) 788-9673
                               Telephone number:      (804) 788-9732

               [Remainder of this page intentionally left blank]

$24,500,000                        NATIONSBANK, N.A.,
                                   as Co-Agent and as a Bank


                                   By: /s/ Signature Illegible (SEAL)
                                   Title: Senior Vice President

                                   Lending Office
                                   NationsBank, N.A.
                                   4th Floor Pavilion
                                   1111 East Main Street
                                   Richmond, Virginia 23219
                                   Attention: Robert Y. Bennett

                                   Telecopy number:        (804) 788-3669
                                   Telephone number:      (804) 788-3631

               [Remainder of this page intentionally left blank]

$9,000,000                       CRESTAR BANK,

                                 as a Bank

                                 By: /s/ Signature Illegible (SEAL)
                                 Title: Senior Vice President

                                 Lending Office

                                 Crestar Bank
                                 919 East Main Street
                                 Richmond, Virginia 23219
                                 Attention: Brad Booker
                                 Telecopy number:        (804) 782-5413
                                 Telephone number:       (804) 782-7781

- ------------

TOTAL COMMITMENTS:
$85,000,000

                                           SCHEDULE 4.08

                                       Existing Subsidiaries

 Name of Subsidiary                          Jurisdiction of Incorporation

 American Graphics, Inc.                     Georgia
 Cadmus Direct Marketing, Inc.               North Carolina
 Cadmus Interactive, Inc.                    Georgia
 Cadmus Investment Corporation               Delaware
 Cadmus Journal Services, Inc.               Virginia
 Cadmus Marketing, Inc.                      Virginia
 Cadmus Marketing Group, Inc.                Virginia
 Cadmus Printing Group, Inc.                 Virginia
 Cadmus Publishing Group, Inc.               Virginia
 Cadmus Software Services, Inc.              Virginia
 Expert Graphics, Inc.                       Virginia
 Garamond/Pridemark Press, Inc.              Maryland
 Marblehead Communications, Inc.             Delaware
 The William Byrd Press, Incorporated        Virginia
 Three Score, Inc.                           Georgia
 Tuff Stuff Publications, Inc.               Virginia
 VSUB Holding Company                        Virginia
 Washburn Graphics, Inc.                     North Carolina
 Washburn of New York, Inc.                  New York

                                 SCHEDULE 4.14

                         CADMUS COMMUNICATIONS COMPANY

                  PROPOSED DISCLOSURE ON SUPERFUND LIABILITIES

        Subsidiaries of Cadmus have been identified as potentially responsible parties at three sites undergoing response under the federal "Superfund" law and/or analogous state law. At each such site, the Cadmus subsidiary is but one of over 100 PRPs alleged to have sent hazardous substances for disposal. Among the other PRPs at each site are numerous solvent entities, including Fortune 500 companies and other persons to whom government agencies can look to fund site activities.

        The three sites and the alleged contribution of waste from Cadmus subsidiaries are:

                AQUA-TECH SITE, GREER SC
                Contribution from Waverly Press: undocumented

                SEABOARD CHEMICAL CORP. SITE, JAMESTOWN NC
                Contribution from Waverly Press: 275 gallons

                SPECTRON, INC. SITE, ELKTON MD
                Contribution from Waverly Press: 495 gallons

                Contribution from William E. Byrd Press: 1210 gallons

        In comparison with the total volume of substances sent to these sites, Cadmus' contribution is de minimis at each. At the Spectron site, Cadmus companies are alleged to have sent 1,705 gallons of waste for disposal, while the maximum waste contribution for a de minimis party is 50,000 gallons. At the Seaboard Chemical site, a proposed de micromis settlement would permit parties to settle as de micromis parties if their contribution was below 5,000 gallons (non-chlorinated wastes) or 2,000 gallons (chlorinated wastes). Cadmus' contribution to the site of 275 gallons of waste is well below both levels. Therefore, Cadmus' liability for response costs, if any, at these sites is not reasonably anticipated to be material, either individually or in the aggregate.

        As to the Aqua-Tech site, Cadmus has no evidence that it ever sent hazardous substances to the site. In a letter dated November 7, 1991, to Bob Willey of Waverly Press, Inc., a cleanup contractor, Clean Harbors, stated that Waverly Press had been a client of Aqua-Tech. Nevertheless, no information on actual contribution to the site from Waverly Press has been provided to the company. Cadmus therefore has not participated in any response activities at the site and has no reason to believe that it will be asked or required to contribute financially to cleanup of the site. Moreover, even if information that the Waverly Press facility (now a Cadmus Journal Services facility) sent waste to the site is provided, based on annual waste generation at the facility, it is likely to be a de minimis contributor to the site.

        At the Seaboard site, Cadmus has participated in Phase I of response activities as a member of the "Seaboard Group" of PRPs working in cooperation with the North Carolina Department of Environment, Health and Natural Resources. To date, Cadmus has incurred a cost of $108.62 for this work. Cadmus expects to settle any further liability for cleanup of the site as a de minimis or a de micromis settlor. The amount of any such settlement is not anticipated to be material.

        At the Spectron site, Cadmus has expressed its interest, on behalf of both William E. Byrd Press and Cadmus Journal Services (formerly Waverly Press), in participating in a de minimis buyout with the U.S. government with respect to liability for response costs. The amount of any such settlement is not anticipated to be material.

        In summary, Cadmus believes that any costs that it incurs with respect to these sites will not have a material adverse effect on the company.

                                                                  EXHIBIT A

                                SYNDICATED NOTE

$____________                                                   Atlanta, Georgia
                                                             January _____, 1996

                  For value received, CADMUS COMMUNICATIONS CORPORATION, a Virginia corporation (the "Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Lending Office, the principal sum of ________________ ______________________________ and No/100 Dollars
($____________), or such lesser amount as shall equal the unpaid principal amount of each Syndicated Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Syndicated Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of Georgia, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Syndicated Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Syndicated Notes referred to in the Credit Agreement dated as of January _____, 1996 among the Borrower, the banks listed on the signature pages thereof and their successors and assigns, Wachovia Bank of Georgia, N.A., as Agent, First Union National Bank of Virginia, as Co-Agent, and NationsBank, N.A., as Co-Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

                  The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                  The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

                  IN WITNESS WHEREOF, the Borrower has caused this Syndicated Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                    CADMUS COMMUNICATIONS CORPORATION

                    By: ______________________________ (SEAL)

                    Title: Vice President and Treasurer

                   SYNDICATED LOANS AND PAYMENTS OF PRINCIPAL

- -----------------------------------------------------------------------------

            Type                  Amount    Amount of
             of       Interest      of      Principal    Maturity   Notation
  Date      Loan*       Rate       Loan      Repaid        Date      Made By
  ----     -----      -------     ------    ---------    --------    -------


 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------
- --------
     *   i.e., a Base Rate, or Euro-Dollar Loan.

                                                             EXHIBIT B

                                                     MONEY MARKET NOTE

$85,000,000                                           Atlanta, Georgia
                                                   January _____, 1996

              For value received, CADMUS COMMUNICATIONS CORPORATION, a Virginia corporation (the "Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Lending Office, the principal sum of Eighty Five Million and No/100 Dollars ($85,000,000), or such lesser amount as shall equal the unpaid principal amount of each Money Market Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Money Market Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of Georgia, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other address as may be specified from time to time pursuant to the Credit Agreement.

              All Money Market Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

              This Note is one of the Money Market Notes referred to in the Credit Agreement dated as of January _____, 1996 among the Borrower, the banks listed on the signature pages thereof and their successors and assigns, Wachovia Bank of Georgia, N.A., as Agent, First Union National Bank of Virginia, as Co-Agent, and NationsBank, N.A., as Co-Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

              The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

              The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

              IN WITNESS WHEREOF, the Borrower has caused this Money Market Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                    CADMUS COMMUNICATIONS CORPORATION

                                    By: ______________________________ (SEAL)
                                    Title: Vice President and Treasurer

                  MONEY MARKET LOANS AND PAYMENTS OF PRINCIPAL

- ---------------------------------------------------------------------------

                        Amount    Amount of
           Interest      of       Principal     Maturity    Notation
Date        Rate        Loan       Repaid         Date      Made By

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

                                                                  EXHIBIT D


     [WOMBLE, CARLYLE, SANDRIDGE & RICE, PLLC, SPECIAL COUNSEL LETTERHEAD]


                                January 5, 1996



To the Banks and the Agent
  Referred to Below
c/o Wachovia Bank of Georgia, N.A.,
  as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757

Dear Sirs:

              We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of January 5, 1996 among CADMUS
COMMUNICATIONS CORPORATION, a Virginia corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks"), Wachovia Bank of Georgia, N.A., as Agent (the "Agent"), First Union National Bank of Virginia, as Co-Agent and as a Bank, and NationsBank, N.A., as Co-Agent and as a Bank, and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

              This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

              We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

              Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement and each of the Notes by or on behalf of the Borrower and the Guaranty by or on behalf of the Guarantors, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower, the Guaranty constitutes a valid and binding agreement of the Guarantors and each Note constitutes valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and
(iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement, the Guaranty and the Notes may be further limited by the laws of the State of Georgia; provided, however, such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement, the Guaranty and the Notes, except for the economic consequences of any procedural delay which may result from such laws.

              In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Agent or any of the Banks with any state or federal laws or regulations applicable to the Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Agent or any of the Banks.

              This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                                 Very truly yours,

                                 WOMBLE CARLYLE SANDRIDGE & RICE, PLLC

                                 By:
                                      Christopher E. Leon, Manager

                                                                  EXHIBIT E

                                            MONEY MARKET QUOTE REQUEST

                                                      [Date]

To:           Wachovia Bank of Georgia, N.A.,
              as Agent

From:         Cadmus Communications Corporation

Re:           Money Market Quote Request

              Pursuant to Section 2.03 of the Credit Agreement (the "Credit Agreement") dated as of January ___, 1996, among Cadmus Communications Corporation, the banks listed on the signature pages thereof, Wachovia Bank of Georgia, N.A., as Agent, First Union National Bank of Virginia, as Co-Agent and as a Bank, and NationsBank, N.A., as Co-Agent and as a Bank, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s)

Date of Borrowing:

Principal Amount**                                            Interest Period***

         Terms used herein have the meanings assigned to them in the Credit Agreement.

              Cadmus Communications Corporation

              By:________________________________
                       Title:

- --------
     ** Amount must be $2,500,000 or a larger multiple of $500,000. *** A period of 7 to 180 days.

                                                                     EXHIBIT F

                               MONEY MARKET QUOTE

Wachovia Bank of Georgia, N.A.,
  as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757

Attention:

         Re: Money Market Quote to Cadmus Communications Corporation (the "Borrower")

              This Money Market Quote is given in accordance with Section 2.03(c)(ii) of the Credit Agreement (the "Credit Agreement") dated as of January _____, 1996, among Cadmus Communications Corporation, the banks listed on the signature pages thereof (the "Banks"), Wachovia Bank of Georgia, N.A., as Agent, First Union National Bank of Virginia, as Co-Agent and as a Bank, and NationsBank, N.A., as Co-Agent and as a Bank. Terms defined in the Credit Agreement are used herein as defined therein.

              In response to the Borrower's invitation dated ____________ __, 19__, we hereby make the following Money Market Quote on the following terms:

              1.  Quoting Bank:

              2.  Person to contact at Quoting Bank:

              3.  Date of Borrowing:  1*

              4. We hereby offer to make Money Market Loan(s) in the following minimum and maximum principal amounts, for the following Interest Periods and at the following rates:


  Minimum                             Maximum
  Principal                          Principal                Interest
  Amount 2                            Amount 2                 Period 3                 Interest Rate
   ---------                        ---------                 --------                  -------------





- --------------------------

         *    All numbered footnotes appear on the last page of this Exhibit.

              We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement).

                                            Very truly yours,

                                            [Name of Bank]

Dated:                                      By:_______________________________
                                                     Authorized Officer

- -------------------------








- --------------------------

         1    As specified in the related Money Market Quote Request.

         2    The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $2,500,000 or a larger multiple of $500,000.

         3    A period of 7 to 180 days.

                                                                    EXHIBIT G

                              CLOSING CERTIFICATE

                                       OF

                       CADMUS COMMUNICATIONS CORPORATION

                                      AND

                          CERTAIN OF ITS SUBSIDIARIES

              Reference is made to the Credit Agreement (the "Credit Agreement") dated as of January __, 1996, among Cadmus Communications Corporation (the "Borrower"), Wachovia Bank of Georgia, N.A., as Agent, certain other Banks listed on the signature pages thereof, First Union National Bank of Virginia, as Co-Agent and as a Bank, and NationsBank, N.A., as Co-Agent and as a Bank. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

              Pursuant to Section 3.01(e) of the Credit Agreement, David E. Bosher, the duly authorized Vice President and Treasurer of the Borrower, and Bruce V. Thomas, the duly authorized Secretary of each of the Guarantors, hereby certify to the Agent and the Banks that: (i) no Default has occurred and is continuing on the date hereof; (ii) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true on and as of the date hereof; and (iii) the representations and warranties of the Guarantors contained in the Guaranty are true on and as of the date hereof.

              Certified as of the ____ day of January, 1996.

                                  CADMUS COMMUNICATIONS CORPORATION

                                  By:___________________________________
                                  Name: David E. Bosher
                                  Title: Vice President and Treasurer

                                  AMERICAN GRAPHICS, INC.

                                  By:___________________________________
                                  Name: Bruce V. Thomas
                                  Title: Secretary

                                       CADMUS DIRECT MARKETING, INC.

                                       By:___________________________________
                                       Name: Bruce V. Thomas
                                       Title: Secretary

                                       CADMUS INTERACTIVE, INC.

                                       By:___________________________________
                                       Name: Bruce V. Thomas
                                       Title: Secretary

                                       CADMUS JOURNAL SERVICES, INC.

                                       By:___________________________________
                                       Name: Bruce V. Thomas
                                       Title: Secretary

                                       CADMUS MARKETING GROUP, INC.

                                       By:___________________________________
                                       Name: Bruce V. Thomas
                                       Title: Secretary

                                       CADMUS PRINTING GROUP, INC.

                                       By:___________________________________
                                       Name: Bruce V. Thomas
                                       Title: Secretary

                                       CADMUS PUBLISHING GROUP, INC.

                                       By:___________________________________
                                       Name: Bruce V. Thomas
                                       Title: Secretary

                                       CADMUS SOFTWARE SERVICES, INC.

                                       By:___________________________________
                                       Name: Bruce V. Thomas
                                       Title: Secretary

                                     EXPERT GRAPHICS, INC.

                                     By:___________________________________
                                     Name: Bruce V. Thomas
                                     Title: Secretary

                                     GARAMOND/PRIDEMARK PRESS, INC.

                                     By:___________________________________
                                     Name: Bruce V. Thomas
                                     Title: Secretary

                                     MARBLEHEAD COMMUNICATIONS, INC.

                                     By:___________________________________
                                     Name: Bruce V. Thomas
                                     Title: Secretary

                                     THE WILLIAM BYRD PRESS, INCORPORATED

                                     By:___________________________________
                                     Name: Bruce V. Thomas
                                     Title: Secretary

                                     THREE SCORE, INC.

                                     By:___________________________________
                                     Name: Bruce V. Thomas
                                     Title: Secretary

                                     TUFF STUFF PUBLICATIONS, INC.

                                     By:___________________________________
                                     Name: Bruce V. Thomas
                                     Title: Secretary

                                     WASHBURN GRAPHICS, INC.

                                     By:___________________________________
                                     Name: Bruce V. Thomas
                                     Title: Secretary

                                                                EXHIBIT H

                       CADMUS COMMUNICATIONS CORPORATION

                            SECRETARY'S CERTIFICATE

              The undersigned, Bruce V. Thomas, Secretary of Cadmus Communications Corporation, a Virginia corporation (the "Borrower"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of January _____, 1996 among the Borrower, Wachovia Bank of Georgia, N.A., as Agent, certain Banks listed on the signature pages thereof, and First Union National Bank of Virginia, as Co-Agent and as a Bank, and NationsBank, N.A., as Co-Agent and as a Bank, that:

              1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof as certified by the State Corporation Commission of the Commonwealth of Virginia, the Borrower's state of incorporation.

              2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

              3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower on November 8, 1995, and the resolutions of the Executive Committee of the Board of Directors of the Borrower effective December 15, 1995 approving, and authorizing the execution and delivery of, the Credit Agreement, the Notes (as such term is defined in the Credit Agreement) and the other Loan Documents (as such term is defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

              4. David E. Bosher, who as Vice President and Treasurer of the Borrower signed the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time he signed the Credit Agreement, the Notes and other Loan Documents to which the Borrower is a party, and his signature appearing on the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party is his genuine signature.

              IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the ____ day of January, 1996.

                                               --------------------------------
                                               Name: Bruce V. Thomas
                                               Title: Secretary

                                                                    EXHIBIT I

                         FORM OF COMPLIANCE CERTIFICATE

              Reference is made to the Credit Agreement dated as of January __, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Cadmus Communications Corporation, the Banks from time to time parties thereto, First Union National Bank of Virginia, as Co-Agent and as a Bank, and NationsBank, N.A., as Co-Agent and as a Bank, and Wachovia Bank of Georgia, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

              Pursuant to Section 5.01(c) of the Credit Agreement, _________________, the duly authorized ___________________, of Cadmus
Communications Corporation, hereby certifies to the Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of _____________, 199___, and that no Default is in existence on and as of the date hereof.

                          CADMUS COMMUNICATIONS
                          CORPORATION

                          By:__________________________
                                     Title:

                                               COMPLIANCE CHECK LIST

                                         Cadmus Communications Corporation
                                              ________________, 199__

1.   Ratio of Consolidated Funded Debt to Consolidated
     Total Capital (Section 5.03)

     (a) Consolidated Funded Debt                                $__________

     (b) Consolidated Total Capital                              $_________
         (Consolidated Net Worth, plus

          Consolidated Funded Debt)

     Actual Ratio of (a) to (b)                                  ___________

     Maximum Ratio                                               .55 to 1.00

2.   Consolidated Net Worth (Section 5.04)

     (1) Base Amount of Consolidated Net Worth                   $93,000,000

     (2) 50% of Reported Net Income after 6/30/95 excluding any quarter in which Consolidated Net Income is negative
                                                                 $----------

     (3) 100% of Net Proceeds of Capital Stock                   $__________
         after Closing Date

                                                           Total  __________

     Actual Consolidated Net Worth                                $__________


                                               COMPLIANCE CHECK LIST

                                         Cadmus Communications Corporation

                                              ________________, 199__

         3.   Fixed Charge Coverage (Section 5.05)

              (a) Cash Available for Fixed Charges                 $_________

              (b) Consolidated Fixed Charges                       $_________

                  Actual Ratio of (a) to (b)                        _________

                  Maximum Ratio                                     3.25 to 1.00

         4.   Loans or Advances (Section 5.06)

              (a) Actual loans or advances to employees            $_________

              (b) 1% of Consolidated Total Assets                  $_________

         5.   Investments (Section 5.07)

              Investments pursuant to Section 5.07(vi) (i.e., not

                 permitted under Sections 5.07(i) through (v) )    $_________

              Maximum Amount                                       $5,000,000

                                               COMPLIANCE CHECK LIST

                                         Cadmus Communications Corporation
                                              ________________, 199__


6.   Negative Pledge (Section 5.08)

     (a) Debt secured by Liens pursuant to Section
              5.08(m) (i.e., not permitted by
              Sections 5.08(a) through (l)                             $_____________________

     (b) Limitation (10% of Consolidated Net Worth)                    $_____________________

7.   Consolidations, Mergers and Sales of Assets (Section 5.11)

     (1) All assets transferred and all other assets utilized in all other business lines or segments discontinued during current
         Fiscal Quarter                                                 $_________

     (2) All assets transferred and all other assets utilized in all other business lines or segments discontinued during preceding seven Fiscal Quarters.

                                                                        $---------

     (3) Total                                                          $_________

     (4) Maximum - 10% of Consolidated Total Assets                     $_________



                                                                   EXHIBIT J
                          ASSIGNMENT AND ACCEPTANCE

                                       Dated ________________, ________

              Reference is made to the Credit Agreement dated as of January _____, 1996 (together with all amendments and modifications thereto, the "Credit Agreement") among Cadmus Communications Corporation, a Virginia corporation (the "Borrower"), the Banks (as defined in the Credit Agreement), Wachovia Bank of Georgia, N.A., as Agent (the "Agent"), First Union National Bank of Virginia, as Co-Agent and as a Bank, and NationsBank, N.A., as Co-Agent and as a Bank . Terms defined in the Credit Agreement are used herein with the same meaning.

              _____________________________________________________ (the
"Assignor") and _____________________________________________ (the "Assignee")
agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ______% interest (which on the Effective Date hereof is $_______________) in the Assignor's Commitment and a ______% interest (which on the Effective Date hereof is $_______________) in the Syndicated Loans owing to the Assignor [and a ___% interest in the Money Market Loans owing to the Assignor] and a ______% interest in the Syndicated Note held by the Assignor (which on the Effective Date hereof is $__________________)).

              2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $_________________ and the aggregate outstanding principal amount of Syndicated Loans [and Money Market Loans] owing to it (without giving effect to assignments thereof which have not yet become effective) is $_________________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and
(iii) attaches the Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] as follows: [a new Syndicated Note dated _______________, ____ in the principal amount of _________________ payable to the order of the Assignee] [new Syndicated Notes as follows: a Syndicated Note dated _________________, ____ in the principal amount of $_______________
payable to the order of the Assignor and a Syndicated Note dated ______________, ____ in the principal amount of $______________ payable to the order of the Assignee] [and a new Money Market Note dated _______, ____ in the principal of $_________ payable to the order of the Assignee].

              3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action[, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].****

              4. The Effective Date for this Assignment and Acceptance shall be _______________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent [and to the Borrower for execution by the Borrower]*****.

              5. Upon such execution and acceptance by the Agent [and execution by the Borrower]**, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 8.03 and Section
9.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

              6. Upon such execution and acceptance by the Agent [and execution by the Borrower]**, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

              7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                            [NAME OF ASSIGNOR]

- --------
     ****If the Assignee is organized under the laws of a jurisdiction outside the United States.

     *****If the Assignee is not a Bank or an Affiliate of a Bank prior to the Effective Date.

                         By:____________________________________
                         Title:

                         [NAME OF ASSIGNEE]

                         By:____________________________________
                         Title:

                         Lending Office:
                         [Address]

                         WACHOVIA BANK OF GEORGIA, N.A., as Agent

                         By:____________________________________
                         Title:

                         CADMUS COMMUNICATIONS CORPORATION

                         By:____________________________________
                         Title:

                                                                      EXHIBIT K
                              NOTICE OF BORROWING

                              ______________, 1996

Wachovia Bank of Georgia, N.A., as Agent
191 Peachtree Street, N.E.

Atlanta, Georgia 30303-1757

              Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of January _____, 1996 by and among Cadmus Communications Corporation, the Banks from time to time parties thereto, Wachovia Bank of Georgia, N.A., as Agent, First Union National Bank of Virginia, as Co-Agent and as a Bank, and NationsBank, N.A., as Co-Agent and as a Bank.

Gentlemen:

              Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

              This Notice of Borrowing is delivered to you pursuant to Section
2.02 of the Credit Agreement.

              The Borrower hereby requests a [Euro-Dollar Borrowing] [Base Rate Borrowing] in the aggregate principal amount of $___________ to be made on ________, 19__, and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans]. The duration of the Interest Period with respect thereto shall be [30 days] [1 month] [2 months] [3 months] [6 months].

              The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this ___ day of __________________,
_________.

                                   CADMUS COMMUNICATIONS CORPORATION

                                   By:___________________________ (SEAL)
                                   Title:

                                                                EXHIBIT L

                               GUARANTY AGREEMENT

              THIS GUARANTY AGREEMENT (this "Guaranty") is made as of the ______ day of January, 1996, by the undersigned (hereinafter collectively referred to as the "Guarantors" and individually as a "Guarantor"), to and for the benefit of WACHOVIA BANK OF GEORGIA, N.A., a national banking association (the "Agent") in its capacity as Agent for the Banks as defined in that certain Credit Agreement of even date herewith between Cadmus Communications Corporation (the "Borrower"), the Agent, First Union National Bank of Virginia, as Co-Agent and as a Bank and NationsBank, N.A., as Co-Agent and as a Bank, and the Banks (as amended, modified or extended from time to time, the "Credit Agreement"), and the BANKS.

              WHEREAS, the Guarantors have requested the Banks to extend credit to the Borrower under the Credit Agreement and the Banks have agreed to extend such credit by reason of such request and in reliance upon this Guaranty; and

              WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement; and

              WHEREAS, the Agent and the Banks require additional assurances and guarantees by the Guarantors as one of the conditions for making the Loans to the Borrower; and

              WHEREAS, each Guarantor is a Subsidiary of the Borrower; and

              WHEREAS, each Guarantor acknowledges the receipt of substantial direct benefits by the making of the Loans to the Borrower;

              NOW THEREFORE, in consideration of the Loans extended and/or to be extended by the Banks to the Borrower under the Credit Agreement, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees as follows:

              1. Guaranty. Each Guarantor hereby unconditionally, absolutely, jointly and severally, guarantees to the Banks and the Agent and their respective successors, endorsees and assigns that (a) the Borrower will duly and punctually pay and perform, at the place specified therefor in the Credit Agreement, all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrower to the Banks and the Agent now or hereafter owing or incurred pursuant to the Credit Agreement, the Notes and the other Loan Documents (including without limitation reasonable attorneys' fees and other costs and expenses incurred by the Bank in attempting to collect or enforce any of the foregoing after an Event of Default) accrued in each case to the date of payment hereunder (collectively, the "Obligations" and individually, an "Obligation"); and (b) the Borrower will perform in all other respects its obligations under the Credit Agreement, the Notes and the other Loan Documents in accordance with the respective terms of the Credit Agreement, the Notes and the other Loan Documents.

              2. Guaranty Absolute. This Guaranty is an absolute, unconditional, continuing and, except as provided below in Section 20 hereof, unlimited guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or any of the Banks first attempt to collect any of the Obligations from the Borrower, any other Guarantor, or any other person, or resort to any security for the Obligations or this Guaranty or to other means of obtaining payment of any of the Obligations which the Agent or any Banks now has or may acquire after the date hereof, or upon any other contingency whatsoever, and the Agent and the Banks may proceed hereunder against any Guarantor in the first instance to collect the Obligations when due, without first proceeding against the Borrower or any other person and without first resorting to any security or other means of obtaining payment. The obligations of each Guarantor hereunder are irrevocable, absolute and unconditional, irrespective of genuineness, validity, regularity or enforceability of the Obligations or any security given therefor or in connection therewith or any other circumstance (except payment to, or express, written waiver, release or consent by, the Agent and the Banks) which might otherwise constitute a legal or equitable discharge of a surety or guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Agent and the Banks of any direct or indirect security for, or other guaranties of, the Obligations or any other indebtedness, liability or obligations of the Borrower, any Guarantor or other person to the Agent or any of the Banks or by any failure, delay, neglect or omission of the Agent or any of the Banks to realize upon or protect any Obligations or any such other indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor, or by any approval, consent, waiver or other action taken or omitted to be taken by the Agent or any of the Banks. Upon any default by the Borrower in the payment and performance of the Obligations (and after the expiration of any applicable grace period provided in the Credit Agreement), the liabilities and obligations of the Guarantors hereunder shall, at the option of the Required Banks, become forthwith due and payable to the Agent and the Banks without demand or notice of any nature, all of which are expressly waived by each Guarantor; provided that if any Event of Default specified in clause (g) or (h) of Section 6.01 of the Credit Agreement occurs, without any notice to any Guarantor or any other act by the Agent or the Banks, the liabilities and obligations of the Guarantors hereunder shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantors. Payments by the Guarantors, or any of them, hereunder may be required by the Agent and the Banks on any number of occasions.

              3. No Impairment. Each Guarantor agrees that its obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of the Borrower or its estate by reason of the commencement of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Borrower or its property under any law relating to bankruptcy, insolvency, reorganization, relief of debtors or seeking appointment of a receiver, trustee, custodian or similar official for the Borrower or for all or part of its property.

              4. Guarantors' Further Agreement to Pay. Each Guarantor further agrees to pay to the Agent and the Banks forthwith upon demand, in funds immediately available to the Agent and the Banks, all costs and expenses (including court costs and reasonable attorneys' fees) incurred or expended by the Agent and the Banks in connection with the enforcement of this Guaranty.

              5. Termination of Guaranty. It is the intention hereof that the Guarantors shall remain liable under this Guaranty until all of the Obligations have been fully paid and performed notwithstanding any act, omission or thing (except payment to, or express, written waiver, release or consent by, the Agent and the Banks) which might otherwise operate as a legal or equitable discharge of the Guarantors.

Notwithstanding anything contained herein to the contrary, each Guarantor agrees that to the extent all or any part of any payment of any of the Obligations previously received by the Agent and the Banks pursuant to the Credit Agreement or otherwise is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other person under any bankruptcy code, common law, or equitable cause, or otherwise required to be returned by the Agent and the Banks for any reason, whether by court order, administrative order or settlement, this Guaranty and the obligation or part thereof intended to be satisfied shall be revived and reinstated and continued in full force and effect as to each Guarantor's obligations hereunder, and each Guarantor agrees that it shall immediately pay to the Agent and the Banks the amount of such payment, notwithstanding any termination of this Guaranty or any cancellation of the Credit Agreement or the Notes.

              6. Security; Setoff. Each Guarantor hereby grants to the Agent and the Banks, as security for the full and punctual payment and performance of such Guarantor's obligations hereunder, a continuing lien on and security interest in all deposits and other sums credited by or due from the Agent or any of the Banks to the Guarantor or subject to withdrawal by the Guarantor. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, each Bank and the Agent may at any time upon or after the occurrence of any Event of Default, and without notice to any Guarantor, set off the whole or any portion or portions of any or all such deposits and other sums credited by or due from Agent or any of the Banks to a Guarantor or subject to withdrawal by a Guarantor against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the terms of the Credit Agreement, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Guarantor in the amount of such participation.

              7. Bank's Freedom to Deal with Borrower and Other Parties. The Agent and the Banks shall be at liberty, without giving notice to or obtaining the assent of the Guarantors, or any of them, and without relieving any Guarantor of any liability hereunder, to deal with the Borrower and with each other party who is now, or after the date hereof becomes, liable in any manner for any of the Obligations (including, without limitation, any co-guarantor), in such manner as the Agent and the Banks in their sole discretion deems fit and to this end each Guarantor hereby gives to the Agent and the Banks full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower or to any such other party at such times, in such amounts and on such terms as the Banks may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation of the Borrower or of any such other party to the Agent and the Banks, (c) grant extensions of time, waivers and other indulgences in respect thereof, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations or any liability under this Guaranty, which security or guaranty the Agent and the Banks now have or acquire after the date hereof, (e) accept partial payments from the Borrower or such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

              8. Representations and Warranties of Guarantors. To induce the Banks to extend credit to the Borrower, each Guarantor represents and warrants to the Agent and the Bank that:

              (a) Corporate Existence and Power. Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where a failure to be so qualified would not have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

              (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Guarantor of this Guaranty and the other Loan Documents to which it is a party (i) are within the Guarantors' corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of each Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon each Guarantor or any of their respective Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of each Guarantor or any of their respective Subsidiaries, except as provided herein.

              (c) Binding Effect. This Guaranty constitutes a valid and binding agreement of each Guarantor enforceable in accordance with its terms, and the other Loan Documents to which it is a party, when executed and delivered in accordance with this Guaranty, will constitute valid and binding obligations of each Guarantor enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

              (d) Financial Information. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1995 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Anderson LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended September 30, 1995, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

              (e) Litigation. There is no action, suit or proceeding pending, or to the knowledge of any Guarantor threatened, against or affecting any Guarantor or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could materially impair the ability of any Guarantor to perform its obligations under, this Guaranty or any of the other Loan Documents to which it is a party.

              (f) Compliance with ERISA. (i) Each Guarantor and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

              (ii) Neither any Guarantor nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

              (g) Taxes. There have been filed on behalf of each Guarantor and their respective Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of each Guarantor or any of their Subsidiaries have been paid. The charges, accruals and reserves on the books of each Guarantor and of their Subsidiaries in respect of taxes or other governmental charges are, in the opinion of each Guarantor, adequate. United States income tax returns of each Guarantor and their respective Subsidiaries have been examined and closed through the Fiscal Year ended June 30, 1991.

              (h) Subsidiaries. Each of the Guarantors' respective Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where a failure to be so qualified would not have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Guarantors have no Subsidiaries except those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

              (i) Not an Investment Company. Neither any Guarantor nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (j) Public Utility Holding Company Act. Neither any Guarantor nor any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

              (k) Ownership of Property; Liens. Each of the Guarantors and their respective Subsidiaries has title to their respective properties sufficient for the conduct of their respective businesses, and none of such properties are subject to any Lien except as permitted in Section 5.08 of the Credit Agreement.

              (l) No Default. Neither any Guarantor nor any of their respective Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

              (m) Full Disclosure. All information heretofore furnished by the Guarantors to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Guarantors to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Guarantors have disclosed to the Banks in writing any and all facts which could have or cause a Material Adverse Effect.

              (n) Environmental Matters. (1) Neither any Guarantor nor any of their respective Subsidiaries are subject to any Environmental Liability which is reasonably likely to have a Material Adverse Effect and, except as disclosed on Schedule 4.14, neither any Guarantor nor any of their Subsidiaries have been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

              (2) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of Guarantors, at or from any adjacent site or facility, except for Hazardous Materials, such as inks, other chemicals used in printing operations, cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

              (3) Each Guarantor, and each of their respective Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Guarantors', and each of their respective Subsidiaries' and Affiliates', respective businesses, except where a failure to procure an Environmental Authorization and/or a failure to comply with an Environmental Requirement would not, singly or in the aggregate, have a Material Adverse Effect.

              (o) Compliance with Laws. Each Guarantor and each of their Subsidiaries is in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

              (p) Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Guarantors and their respective Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Guarantors' Wholly Owned Subsidiaries are owned by the respective Guarantors free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Guarantors' other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the respective Guarantors free and clear of any Lien or adverse claim.

              (q) Margin Stock. Neither any Guarantor nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

              (r) Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, no Guarantor will be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

              (s)          Existing Facilities.   The Borrower and the
Guarantors have fully paid and performed any and all indebtedness, liabilities and obligations under the Existing Facilities and the Existing Facilities have been terminated.

              9. Covenants. Each Guarantor covenants and agrees that, from the date hereof and until payment in full of the Obligations, such Guarantor shall, unless the Agent otherwise consents in writing, comply with all of the covenants contained in the Credit Agreement (as it may be amended from time to time) as applicable to such Guarantors and shall deliver to the Agent and each Bank:

              (i) within five Business Days after such Guarantor becomes aware of the occurrence of any Default or Event of Default, a certificate of a principal financial officer or a principal accounting officer of such Guarantor setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto; and

              (ii)from time to time, such additional information regarding the financial position or business of such Guarantor as the Bank may reasonably request.

              10. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

              (a) Failure of any Guarantor to pay on demand by the Agent or any Bank any principal of, premium, if any, or interest on the Obligations after the same shall become due, whether by acceleration or otherwise.

              (b) Failure of any Guarantor to observe or perform any of its covenants, conditions or agreements under this Guaranty (other than set forth in paragraph (a) above) for a period of thirty (30) days after notice specifying such failure and requesting that it be remedied is given by the Agent to such Guarantor.

              (c) Any representation, warranty, certification or statement made by any Guarantor in any certificate, financial statement or other document delivered pursuant to this Guaranty shall prove to have been incorrect in any material respect when made.

              (d) The Borrower shall at any time fail to own 51% or more of the issued and outstanding shares of voting stock of the Guarantors.

              (e) The occurrence of an Event of Default (as defined in the Credit Agreement) under the Credit Agreement.

              Whenever any Default or Event of Default shall have occurred, the Agent (if requested by the Required Banks) may declare the entire unpaid principal of, premium, if any, and interest on the Obligations to be immediately due and payable without presentation, demand, protest and notice of any kind, all of which are hereby expressly waived; provided that if any Event of Default specified in clause (g) or (h) of Section 6.01 of the Credit Agreement occurs, without any notice to any Guarantor or any other act by the Agent or the Banks, the liabilities and obligations of the Guarantors hereunder shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantors. As used herein, the term "Default" means any condition or event which constitutes an Event of Default or which with the giving of notices or lapse of time or both would, unless cured or waived, become an Event of Default.

              No failure or delay by the Agent to exercise any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

              11. Waivers by Guarantors. Each Guarantor hereby waives: (a) acceptance or notice of acceptance of this Guaranty by the Agent and the Banks;
(b) notice of any action taken or omitted by the Agent and the Banks in reliance hereon; (c) any duty on the part of the Agent or any of the Banks to disclose to the Guarantors, or any of them, any facts it may now or hereafter know regarding the Borrower or any other Guarantor; (d) notice of presentment and demand for payment or performance of any of the Obligations; (e) protest and notice of dishonor or of default to the Guarantors, or any of them, or to any other party with respect to the payment or performance of the Obligations hereby guaranteed;
(f) any and all other notices whatsoever from the Agent or any of the Banks to which the Guarantors, or any of them, might otherwise be entitled; and (g) any requirement that the Agent or any of the Banks be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other right of the Agent or any of the Banks hereunder. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, and agrees not to assert or take advantage of any and all defenses which at any time may be available in respect of such Guarantor's obligations to the Agent and the Banks hereunder by virtue of: (i) the statute of limitations in any action hereunder or for the collection or the performance of any of the Obligations; (ii) the incapacity, lack of authority, death or disability of any Guarantor or any other person or entity, or the failure of the Agent or any of the Banks to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the Borrower, any Guarantor or any other person or entity;
(iii) the failure of the Agent or any of the Banks to give notice of any action or non-action on the part of any other person whomsoever, in connection with any of the Obligations; (iv) an election of remedies by the Agent or any the Banks which destroys or otherwise impairs any subrogation rights of the Guarantors, or any of them, the right of a Guarantor to proceed against the Borrower for reimbursement, or the right of a Guarantor to seek contribution from any co-guarantor, or all or any combination of such rights; (v) the failure of the Agent or any of the Banks to commence an action against the Borrower, any Guarantor, or any other person; (vi) any homestead exemption, valuation, stay, moratorium law or other similar law now or hereafter in effect; (vii) any defense based on lack of due diligence by the Agent or any of the Banks in collection, protection or realization upon any collateral securing the Obligations; (viii) any and all rights the Guarantors, or any of them, may now or hereafter have arising under O.C.G.A.ss.10-7-24 ; (ix) the amendment of, supplement to or waiver of any provision of the Credit Agreement, the Note or any other instruments, (x) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; and (xi) any other legal or equitable defenses whatsoever to which the Guarantors, or any of them, might otherwise be entitled.

              12. No Contest with Agent or any of the Banks. So long as any Obligation remains unpaid or undischarged, no Guarantor will, by paying any sum recoverable hereunder (whether or not demanded by the Agent or any of the Banks) or by any means or on any other ground, claim any right of subrogation with respect to any of the Obligations guaranteed hereby or to any collateral now or hereafter granted to secure the Obligations or claim any setoff or counterclaim against the Borrower in respect of any liability of the Guarantors, or any of them, to the Borrower or of the Borrower to the Guarantors, or any of them, or, in proceedings under any federal or state bankruptcy code or insolvency proceedings of any nature, proceed in competition with the Agent or any of the Banks in respect of payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Agent or any Bank may hold or in which it may have any share.

              13. Remedies Cumulative. Each right, privilege, power and remedy of the Agent and the Banks under this Guaranty, the Credit Agreement, the Note or other agreement or instrument signed by the Borrower or any Guarantors, or under any other instrument of any other party securing or guaranteeing any of the Obligations or under applicable laws shall be cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Agent and the Banks of any or all such other rights, privileges, powers and remedies.

              14. Demands and Notices. All notices, requests and other communications to the parties hereunder shall be in writing and shall be given
(i) to a Guarantor in care of the Borrower at the address for the Borrower set forth in the Credit Agreement, (ii) to the Agent at its address set forth in the Credit Agreement; and (iii) to the respective Banks at their respective addresses set forth in the Credit Agreement. All notices shall be given in the manner specified in the Credit Agreement

              15. Amendments, Waiver, Etc. No provision of this Guaranty can be changed, waived or discharged or terminated except by an instrument in writing signed by the Agent and each Guarantor and consented to by the Banks as required by the Credit Agreement. No course of dealing or delay or omission on the part of either party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

              16. Counterparts. This Guaranty may be executed in any number of counterparts. Each of the counterparts will be considered an original, and all counterparts constitute but one and the same instrument.

              17. Pari Passu Obligations. Each Guarantor warrants and represents that payment obligations and liabilities of such Guarantor under this Guaranty shall at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of such Guarantor (other than those which are mandatorily preferred by laws or regulations of general application). Each Guarantor shall assure that the representation set forth herein is true and correct at all times.

              18. Indemnity. Each Guarantor agrees to indemnify the Agent and the Banks against, and hold the Agent and the Banks harmless from, any loss, cost, charge, expense (including reasonable attorneys' fees), claims, demands, suits, damages, penalties, taxes, fines, levies and assessments which may be asserted or imposed against, or suffered or incurred by, the Agent or any of the Banks as a direct or indirect result of any representation or warranty of the Borrower in the Credit Agreement or of the Guarantors herein being untrue or inaccurate in any respect or as a direct or indirect result of the failure by the Borrower or any Guarantor to observe, perform or comply with any of its respective covenants, undertakings or obligations set forth in the Credit Agreement or this Guaranty.

              19. Financial Information. The liability of each Guarantor under this Guaranty shall be reflected in the consolidated financial statements (or the notes thereto) of the Borrower and its Subsidiaries in accordance with GAAP.

              20. Maximum Liability. Notwithstanding anything in this Guaranty to the contrary, the maximum liability of each Guarantor under this Guaranty shall in no event exceed such Guarantor's Maximum Obligated Amount. "Maximum Obligated Amount" of any Guarantor shall mean the maximum amount which could be paid out by such Guarantor without rendering this Guaranty, in whole or in part, void or voidable under applicable law, including, without limitation, (i) the Bankruptcy Code of 1978, as amended, and (ii) any applicable state or federal law relative to fraudulent conveyances.

              21. Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of Georgia (but not including the choice of law rules thereof). This Guaranty shall bind the successors and assigns of each Guarantor and shall inure to the benefit of the Bank, its successors and assigns. All words herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity may require. The descriptive headings of the several paragraphs of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

               [Remainder of this page intentionally left blank]

              IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

                                             GUARANTORS:
                                             AMERICAN GRAPHICS, INC.,
                                             a Georgia corporation

ATTEST:

__________________________                   By:_______________________________
Its:_______________________                  Title:

[CORPORATE SEAL]

                                             CADMUS DIRECT MARKETING, INC.,
                                             a North Carolina corporation

ATTEST:

__________________________                   By:______________________________
Its:_______________________                  Title:

[CORPORATE SEAL]

                                             CADMUS INTERACTIVE, INC.,
                                             a Georgia corporation

ATTEST:

_________________________                     By:_____________________________
Its:______________________                    Title:

[CORPORATE SEAL]

                                         CADMUS JOURNAL SERVICES, INC.,
                                         a Virginia corporation

ATTEST:

__________________________               By:__________________________________
Its:______________________               Title:

[CORPORATE SEAL]

                                        CADMUS MARKETING GROUP, INC.,
                                        a Virginia corporation

ATTEST:

__________________________              By:__________________________________
Its:_______________________             Title:

[CORPORATE SEAL]

                                        CADMUS PRINTING GROUP, INC.,
                                        a Virginia corporation

ATTEST:

__________________________              By:__________________________________
Its:_______________________             Title:

[CORPORATE SEAL]

                                        CADMUS PUBLISHING GROUP, INC.,
                                        a Virginia corporation

ATTEST:

__________________________              By:__________________________________
Its:_______________________             Title:

[CORPORATE SEAL]

                                         CADMUS SOFTWARE SERVICES, INC.
                                         a Virginia corporation

ATTEST:

__________________________               By:__________________________________
Its:_______________________              Title:

[CORPORATE SEAL]

                                         EXPERT GRAPHICS, INC.,
                                         a Virginia corporation

ATTEST:

__________________________               By:__________________________________
Its:______________________               Title:

[CORPORATE SEAL]

                                         GARAMOND/PRIDEMARK PRESS, INC.,
                                         a Maryland corporation

ATTEST:

__________________________               By:__________________________________
Its:______________________               Title:

[CORPORATE SEAL]

                                         MARBLEHEAD COMMUNICATIONS, INC.,
                                         a Delaware corporation

ATTEST:
__________________________               By:__________________________________
Its:______________________               Title:

[CORPORATE SEAL]

                                         THE WILLIAM BYRD PRESS,
                                         INCORPORATED,
                                         a Virginia corporation

ATTEST:

__________________________               By:__________________________________
Its:______________________               Title:

[CORPORATE SEAL]

                                         THREE SCORE, INC.,
                                         a Georgia corporation

ATTEST:

__________________________               By:__________________________________
Its:______________________               Title:

[CORPORATE SEAL]

                                         TUFF STUFF PUBLICATIONS, INC.,
                                         a Virginia corporation

ATTEST:

__________________________               By:__________________________________
Its:______________________               Title:

[CORPORATE SEAL]

                                         WASHBURN GRAPHICS, INC.,
                                         a North Carolina corporation

ATTEST:

__________________________                By:__________________________________
Its:______________________                Title:

[CORPORATE SEAL]